EXHIBIT 3.1
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                            ARTICLES OF AMENDMENT
                                   TO THE
                          ARTICLES OF INCORPORATION
                                     OF
                        LASALLE PARTNERS INCORPORATED



      LaSalle Partners Incorporated, a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of assessments and Taxation of Maryland that:

      FIRST: The charter of the Corporation is hereby amended by striking out Article 1 of the Articles of Incorporation and inserting in lieu thereof the following:

      FIRST:  The name of the Corporation is:  Jones Lang LaSalle
Incorporated.

      SECOND: The amendment of the charger of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.


      IN WITNESS WHEREOF, LaSalle Partners Incorporated has caused these Articles of Amendment to be signed in its name and on its behalf as of the 11th day of March, 1999.


                                    LASALLE PARTNERS INCORPORATED

                                    By:    /s/ Robert Hagan
                                           ------------------------------
                                           Robert Hagan
                                    Its:   Vice President


ATTEST:

By:   /s/ Fritz E Freidinger
      ------------------------------
      Fritz E. Freidinger
Its:  Assistant Secretary

      THE UNDERSIGNED, Robert Hagan, Vice President and Fritz Freidinger, Assistant Secretary of LaSalle Partners Incorporated, in connection with the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of the Corporation, the foregoing Articles of Amendment, of which this certificate is made a part, to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




/s/ Robert Hagan                    /s/ Fritz E Freidinger
------------------------------      ------------------------------
Robert Hagan                        Fritz E. Freidinger
Vice President                      Assistant Secretary

                              STATE OF MARYLAND
                                                             713144
                             STATE DEPARTMENT OF
                          ASSESSMENTS AND TAXATION
              301 West Preston Street Baltimore, Maryland 21201


                                           Date:  March 12, 1999



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT WITH A NAME CHANGE FOR LASALLE PARTNERS INCORPORATED CHANGING TO JONES LANG LASALLE INCORPORATED WERE RECEIVED AND APPROVED FOR RECORD ON MARCH 11, 1999 AT 4:26 PM.


FEE PAID:  50.00




                                           JOSEPH V. STEWART
                                           CHARTER SPECIALIST


[STATE OF MARYLAND SEAL]